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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of Earliest event reported)     JANUARY 5, 2001
                                                 ------------------------------


                          LIBERTY LIVEWIRE CORPORATION
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             (Exact name of registrant as specified in its charter)


         DELAWARE                     0-1461                13-1679856
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(State or other jurisdiction       (Commission            (IRS Employer
     of incorporation)             File Number)        Identification No.)


                  520 BROADWAY, SANTA MONICA, CALIFORNIA 90401
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               (Address of principal executive offices) (Zip Code)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (310) 434-7000
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          (Former name or former address, if changed from last report)


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                          LIBERTY LIVEWIRE CORPORATION


                                    FORM 8-K


                                 January 5, 2001


                           ---------------------------

                                TABLE OF CONTENTS


Item 5.   OTHER EVENTS.                                          Page 2



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Item 5.   OTHER EVENTS.


          On January 5, 2001, Liberty Livewire Corporation ("Livewire") entered into an Ownership Interest Purchase Agreement (the "Purchase Agreement") among Livewire, ANS Acquisition Sub, Inc. ("ANS"), a direct, wholly owned subsidiary of Livewire, and Ascent Entertainment Group, Inc. ("AEG"). Liberty Media Corporation, the controlling stockholder of Livewire, is the sole stockholder of AEG. Pursuant to the Purchase Agreement, on January 5, 2001, (i) Ascent Network Services, a division of AEG, contributed all of its assets to Livewire Network Services, LLC ("LNS"), a direct, wholly owned subsidiary of AEG, (ii) ANS purchased a 1% ownership interest in LNS from AEG in exchange for $300,000 in cash, and (iii) ANS and AEG entered into the Operating Agreement of LNS (the "Operating Agreement").

          Under the Operating Agreement, ANS is appointed as manager of LNS. The Operating Agreement also contains a put-call provision, pursuant to which ANS may elect to purchase from AEG, or AEG may elect to sell to ANS, at certain times during the 2001 calendar year, the remaining 99% of the ownership interests of LNS owned by AEG (the "Put-Call"). The purchase price under the Put-Call will be payable in cash and will total $29,700,000 plus an additional return on that amount accrued at the annual rate of 10% from the date of the Purchase Agreement to the date of acquisition of the 99% interest.


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized



                                          LIBERTY LIVEWIRE CORPORATION
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                                                  (Registrant)


                                                /s/ JEFFREY J. MARCKETTA
                                       ----------------------------------------
                                                   Jeffrey J. Marcketta
                                                  Chief Financial Officer


FEBRUARY 12, 2001
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      Date


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